Exhibit (a)(5)(K)

Exhibit (a)(5)(J)

Jazz Pharmaceuticals

32nd Annual JP Morgan Healthcare Conference

Bruce Cozadd, Chairman and CEO

January 13, 2014

Forward-Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This presentation contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ estimated financial results and future growth potential, including expectations and estimates regarding 2013 sales of Xyrem® (sodium oxybate) oral solution and Erwinaze® (asparaginase Erwinia chrysanthemi), other financial and operating results and financial guidance, the company’s growth and acquisition strategy and its 2014 goals (financial and otherwise), the therapeutic and commercial potential of the company’s product candidates, potential future clinical trials and other development of the company’s product candidates and the indications the company plans to pursue, potential approval and commercialization of the company’s product candidates, expected patent protection for ADX-N05 and the potential extension of that patent protection, the anticipated consummation of the tender offer for Gentium S.p.A. ordinary shares and American Depositary Shares and the timing and benefits thereof, the plan to launch DefitelioTM (defibrotide) and the timing thereof, future commercial opportunities and potential expansion of European commercial operations after the expected completion of the Gentium acquisition, the potential to develop Defitelio for approval in other conditions, anticipated pipeline opportunities, future clinical development andregulatory matters, the expected launch of VersaclozTM (clozapine, USP) oral suspension and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition and changed or increased regulatory restrictions on or requirements with respect to Xyrem, as well as similar risks related to effectively commercializing the company’s other marketed products, including Erwinaze and Prialt® (ziconotide) intrathecal infusion; protecting and expanding the company’s intellectual property rights; obtaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment; ongoing regulation and oversight by U.S. and non-U.S. regulatory agencies; dependence on key customers and sole source suppliers; the difficulty and uncertainty of pharmaceutical product development, including the timing thereof, the uncertainty of clinical success, such as the risk that results from early clinical trials may not be predictive of results obtained in later and larger clinical trials planned or anticipated to be conducted for the company’s product candidates, and the uncertainty of regulatory approval; the company’s ability to successfully manage the risks associated with integrating ADX-N05 and other acquired products or product  candidates into the company’s product portfolio, including the availability of funding to complete the development of, obtain regulatory approval for and commercialize acquired product candidates; the satisfaction of closing conditions and the availability and terms of the financing for the proposed Gentium acquisition; risks associated with business combination or product acquisition transactions, such as the risk that the acquired business or the products or product candidates acquired will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company following the proposed Gentium acquisition, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed Gentium acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the possibility that if Jazz Pharmaceuticals does not achieve the perceived or anticipated benefits of the proposed acquisition of Gentium or its acquisition of ADX-N05 as rapidly or to the extent anticipated by financial analysts or investors, the market price of Jazz  Pharmaceuticals’ ordinary shares could decline; the company’s ability to identify and acquire, in-license or develop additional products or product candidates to grow its business;  and possible restrictions on the company’s ability and flexibility to pursue certain future opportunities as a result of its substantial outstanding debt obligations; as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results, and those other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz  Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including in the Quarterly Report on Form

10-Q for the quarter ended September 30, 2013 and future filings and reports by the company. Jazz  Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information, future  events or changes in its expectations.

Growing, Diversified Revenues

Worldwide Net Sales Through 9/30/13

Total Revenues (in millions)1

$1,000 $900 $800

$700 $600 $500 $400

$300 $200 $100 $0

$174 $272 $586

2010 2011 2012 2013G

$867-$8772

Other Psychiatry

Prialt

Erwinaze/ Erwinase

Xyrem

1 2010-2012 Audited; 2013G Unaudited

2 G=Guidance. Guidance provided by Jazz Pharmaceuticals plc on and as of November 5, 2013. Jazz Pharmaceuticals plc is not confirming or updating that guidance, and actual results may differ.

Sustained Earnings Growth

GAAP Income from Continuing Operations 1 Adjusted Net Income 1

(in millions) 2 (in millions, unaudited)

$450 $400 $350 $300 $250 $200 $150 $100 $50 $0

$33 $125 $2613 $223-$233 4

2010 2011 2012 2013G

$450 $400 $350 $300 $250 $200 $150 $100 $50 $0

2010 2011 2012 2013G

$61 $165 $290 $387-$393 4

1 GAAP income from continuing operations and adjusted net income for 2012 include EUSA Pharma contribution from June 12, 2012 and Azur Pharma contribution from January 18, 2012, and exclude the results of the Women’s Health business, which was accounted for as discontinued operations in 2012. Reconciliations of GAAP income from continuing operations (GAAP net income for 2013) to non-GAAP adjusted net income can be found at the end of this presentation.

2 2010-2012 Audited; 2013G Unaudited

3 GAAP income from continuing operations for 2012 includes a non-recurring tax benefit of $104 million due to the reversal of the valuation allowance against substantially all of Jazz Pharmaceuticals’ U.S. deferred tax assets.

4 G=Guidance. Guidance provided by Jazz Pharmaceuticals plc on and as of November 5, 2013. Jazz Pharmaceuticals plc is not confirming or updating that guidance, and actual results may differ.

Strong Track Record of EPS Growth

GAAP Income from Continuing Operations Per Diluted Share[1,2]



$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$0.83
$2.67
$4.34[3]
$3.63-
$3.79[4]
2010
2011
2012
2013G

Adjusted Net Income Per Diluted Share[1]
(unaudited)



$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$1.55
$3.52
$4.82
$6.30-
$6.40[4]
2010
2011
2012
2013G

[1] GAAP income from continuing operations per diluted share and adjusted net income per diluted share for 2012 include EUSA Pharma contribution from June 12, 2012 and Azur Pharma contribution from January 18, 2012, and exclude the results of the Women's Health business, which was accounted for as discontinued operations in 2012. Reconciliations of GAAP income from continuing operation per diluted share (GAAP net income per diluted share for 2013) to non-GAAP adjusted net income per diluted share can be found at the end of this presentation.

[2] 2010-2012 Audited; 2013G Unaudited

[3] GAAP income from continuing operations for 2012 includes a non-recurring tax benefit of $104 million or $1.73 per diluted share due to the reversal of the valuation allowance against substantially all of Jazz Pharmaceuticals' U.S. deferred tax assets.

[4] G=Guidance. Guidance provided by Jazz Pharmaceuticals plc on and as of November 5, 2013. Jazz Pharmaceuticals plc is not confirming or updating that guidance, and actual results may differ.

5

Strategy for Sustainable Growth

STRONG CASH FLOWS, BALANCE SHEET

Consultative Selling Targeted Prescriber Audience Patient Services

ACQUISITIONS

SPECIALTY

BIOPHARMACEUTICAL NEW PRODUCTS EXPERTISE

TARGETED R&D

Reimbursement &

INVESTMENTS

Distribution Expertise Medical Affairs & Education

DISCIPLINED RESOURCE ALLOCATION

Executing on Our Growth Strategy

Jun 2005 Jan 2012 Feb 2013 Jan 2014

Merger with License Agreement Acquired from Acquired Orphan Azur Pharma with Concert Aerial BioPharma Medical Pharmaceuticals ADX-N05

JZP-386

Mar 2003 Feb 2007 Jun 2012 Expect to close 1Q14

Jazz Pharmaceuticals Licensed from Solvay Acquired EUSA Acquisition of Founded Pharmaceuticals Pharma Gentium

(defibrotide)

SLEEP

Building our Sleep Franchise

Marketed

Cataplexy and EDS in patients with narcolepsy

ADX-N05 Phase 3 studies planned

EDS - Narcolepsy EDS - OSA

JZP-386 Investigational Medicinal Product Dossier filed in EU

Plan to initiate Phase 1 narcolepsy trial in EU

EDS = Excessive Daytime Sleepiness, OSA = Obstructive Sleep Apnea, EU = European Union

Narcolepsy is a Serious Orphan Disease


2000

Affects 1:2000
in the U.S.[1] (~ 157K)



>50% of Patients Remain
Undiagnosed[2]


15-25

Average age of onset:
15-25 years[3]



Excessive daytime
sleepiness (EDS):
overwhelming, pervasive



Cataplexy: sudden loss of muscle
tone; may impair vision, speech
(occurs in ~70%[4] of patients)



Comorbidities[5]: depression,
suicide, anxiety, GI,
respiratory, cardiac
disorders

[1] Baumann, Basetti, Scammel, eds. Narcolepsy:Pathophysiology, Diagnosis and Treatment. Springer:NY 2011.
[2] Ahmed I, Thorpy M. Clinical Features, diagnosis and treatment of narcolepsy. Clin Chest Med. 2010;31 (2);371-381.
[3] The International Classification of Sleep Disorders: Diagnostic and Coding Manual. 2nd ed. 2005.
[4] National Institute of Neurological Disorders and Stroke. http://www.ninds.nih.gov/disorders/narcolepsy/detail_narcolepsy.htm. Accessed October 25, 2012.
[5] Ohayon MM. Medical Conditions & Psychiatric Disorders Associated with Narcolepsy. Annals of Neurology 2012; V.72, Issue Supplement S16, p.52 (in press).
GI=Gastrointestinal

10

Xyrem: Leading Growth Product

Only FDA-approved product for both cataplexy and excessive daytime  sleepiness in patients with narcolepsy

Marketed in the U.S. since 2002, marketed in Europe (~15 countries) and Canada by partners UCB and Valeant, respectively

~100 ~100 dedicated sales professionals

Proprietary distribution system under risk management program required for FDA approval of Xyrem; ongoing process with FDA related to revised REMS documents

14 Protected by 14 patents with additional patents pending; litigation ongoing with three ANDA filers

Xyrem label includes boxed warning that sodium oxybate is a central nervous system depressant with abuse and misuse potential.

Xyrem: Strong Sales Growth

2012 Net Sales: $379

2013 Net Sales Guidance: $565—$5701

(in millions, unaudited)

$200 $175 $150 $125 $100 $75 $50 $25 $0

$114 $118 $134 $154 $159-$164

4Q12 1Q13 2Q13 3Q13 4Q13G

Volume Growth 13% 15% 12% 13% 10%

(YOY%)

1 G = Guidance. Guidance provided by Jazz Pharmaceuticals plc on and as of November 5, 2013. Jazz Pharmaceuticals plc currently expects that, for the year ended December 31, 2013, reported Xyrem net sales will meet the guidance range provided on November 5, 2013. The company has not finalized its financial results for the quarter and year ended December 31, 2013, and actual results may differ.

Xyrem: Growth Initiatives

Growth in Physician Disease Public Currently Education Awareness Diagnosed Market

Focus on physician Medical meetings & Pilot TV advertisements prescribers in the educational symposia Checkmysleep.com low-to-mid deciles Narcolepsylink.com Expanded sales force in 4Q13 to begin calling on expanded physician call universe in 1Q14

Narcolepsy Public Awareness

Pilot TV advertisements in Charlotte and Indianapolis to educate public  on symptoms of narcolepsy:

- Cataplexy

- Hypnagogic Hallucinations

- Excessive Daytime Sleepiness

- Sleep Paralysis

- Sleep Disruption

During two-month pilot test period:

>1,500 accessed the physician finder tool

>600 requested additional narcolepsy information

ADX-N05 Acquisition

Opportunity to build on sleep expertise

Orphan drug designation in U.S.; worldwide development, manufacturing & commercial rights, excluding certain countries in Asia

Two Phase 2 clinical trials demonstrated highly statistically-significant benefit vs. placebo in patients with EDS associated with narcolepsy

MOA MOA appears distinct from modafinil and traditional stimulants that are used in patients with EDS associated with narcolepsy

OSA Based on efficacy & tolerability clinical data to date, other development opportunities include EDS associated with obstructive sleep apnea

Would add to our sleep franchise and utilize our clinical and commercial expertise in the sleep field to help drive value to patients; expected physician audience: primarily sleep specialists, synergy with Xyrem call universe

2027 Meaningful exclusivity with expected patent protection through 2027 and potential to lengthen by patent term extension after approval

1MOA = Mechanism of Action, EDS = Excessive Daytime Sleepiness, OSA = Obstructive Sleep Apnea

ADX-N05: Significant Commercial Opportunity

U.S. Narcolepsy U.S. OSA

Targeted Patient Population Targeted Patient Population 6,000,000 ~55K

60,000 50,000 40,000 30,000 20,000 10,000 0

1,000,000 800,000 600,000 400,000 200,000 0

~50K

~25K ~500-550K

~150-275K

Diagnosed Receive Inadequate response Diagnosed Drug-treated Inadequate & treated wake-promoting to wake-promoting patients treated patients with response to therapies therapies with CPAP residual EDS2,3 wake-promoting therapy1,2 therapies2

Source: Silber et al., SLEEP Vol. 25, No 2, 2002; Jazz market Source: 1 Peppard PE, et al. Am J Epidemiol. 2013 Apr 14; 2 Primary market research; Personal communication from J. Black, et al, Stanford research; 3 Launois, SH, et al. Current Opinion in Pulmonary Medicine. 19(6):601-Sleep Patient Survey 608, November 2013.

OSA = Obstructive Sleep Apnea, CPAP = Continuous Positive Airway Pressure, EDS = Excessive Daytime Sleepiness

HEMATOLOGY/ ONCOLOGY

Acute Lymphoblastic Leukemia (ALL):

A Life-Threatening Orphan Disease

5-6,000 U.S. patients in 20131

The most common form of cancer in children

Starts with progenitor lymphocytes in bone marrow, progresses quickly to  other areas

Pediatric Patients ~50% AYA ~20% Adults ~30%

1 year 1

~ 5-6000 patients diagnosed in

35 30 25 20 15 10 5 0

1 1-4 5-9 10-14 15-19 20-39 40

in diagnosed patients

%

Age

1 Calculated from SEER Incidence rates available at: http://seer.cancer.gov/faststats/selections.php?#Output, SEER 18 areas (SF, Connecticut, Detroit, HI, IA, NM, Seattle, UT, Atlanta, San Jose-Monterey, Los Angeles, Alaska Native Registry, Rural Georgia, California excluding SF/SJM/LA, Kentucky, Louisiana, New Jersey and Georgia excluding ATL//RG) and U.S. Census Bureau: Annual Estimates of the Resident Population, 2012 Population Estimates—http://factfinder2.census.gov/bkmk/table/1.0/en/PEP/2012/PEPSYASEXN

AYA=Adolescents and Young Adults

Erwinaze/Erwinase: Building for Success

2012 Pro Forma Net Sales: $1321 2013 Net Sales Guidance: $173—$1782

(in millions, unaudited)

$50 $45 $40 $35 $30 $25 $20 $15 $10 $5 $0

4Q12 1Q13 2Q13 3Q13 4Q13G

$42-$47

$45 $44 $42

$34

1 Pro forma 2012 net sales of Erwinaze/Erwinase include net sales of $60 million from the historic EUSA Pharma business from January 1, 2012 through June 12, 2012, the closing date of the EUSA Pharma acquisition.

2 G=Guidance. Guidance provided by Jazz Pharmaceuticals plc on and as of November 5, 2013. Jazz Pharmaceuticals plc currently expects that, for the year ended December 31, 2013, reported Erwinaze/Erwinase net sales will meet the guidance range provided on November 5, 2013. The company has not finalized its financial results for the quarter and year ended December 31, 2013, and actual results may differ.

Erwinaze/Erwinase: Growth Initiatives

Expanded Use in Hypersensitivity Therapeutic Drug Appropriate Awareness Monitoring Populations

Continue growth in pediatric Improve detection of Educate healthcare patients hypersensitivity and community on appropriate switching to importance of Generate additional data in Erwinaze maintaining appropriate AYA patients asparaginase levels Explore use in other malignancies

AYA = Adolescent and Young Adult

Gentium Transaction: Strong Strategic Fit

Lead product Defitelio™ (defibrotide)1 addresses significant unmet need in an orphan disease

Marketing Authorization obtained in EU in October 2013 for

EMA treatment of severe hepatic VOD: plan to begin launch in EU in 1Q14 (pricing & reimbursement submissions underway)

Potential to develop for approval in other conditions (e.g., prevention  of VOD, acute GvHD) and in other countries (e.g., U.S.*)

Would leverage our existing specialty commercial expertise and  infrastructure—strong commercial and medical teams

(concentrated physician universe, small and efficient consultative sales  force, complex high-touch product requiring medical education)

1 Product owned by Gentium. Jazz Pharmaceuticals expects to close the acquisition of Gentium in 1Q14.

EU = European Union, VOD = Veno-Occlusive Disease, GvHD = Graft vs. Host Disease

*U.S./Americas rights licensed to Sigma-Tau Pharmaceuticals, Inc.

gentium

Estimated VOD Patient Population (EU)

40,000

35,000

30,000

25,000

20,000

15,000

10,000

5,000

0

Pediatrics

Adults

35,2001-5

Size Population

6,3005

3,6006

Hematopoietic Stem Patients at High Incidence of Cell Transplants Risk for VOD VOD

Defibrotide7 is approved in the EU for the treatment of severe hepatic VOD in adults and children undergoing hematopoietic stem cell transplantation

Sources: 1 Passweg JR, et al. Bone Marrow Transplantation 2013;48:1161-67; 2 Passweg JR, et al. Bone Marrow Transplantation 2012;47:906–923. doi:10.1038/bmt.2012.66;

3 Gratwohl A., et al. Bone Marrow Transplantation. 2009;43:275-291. doi:10.1038/bmt.2009.7; 4 Gratwohl A, et al. Blood. 2002;100(7):2374-86. doi: 10.1182/blood-2002-03-0675;

5 Market research; 6 Coppell JA, et al. Biol Blood Marrow Transplant. 2010;16(2):157-68; 7Product owned by Gentium. Jazz Pharmaceuticals expects to close the acquisition of Gentium in 1Q14.

VOD = Veno-Occlusive Disease, EU = European Union

Commercial Platform Provides Global Reach

Direct scalable presence in the U.S., Canada and 10 EU  countries

Approximately 180 sales representatives in the United States

Significant reach in 4 major EU markets (UK, Germany, France and  Netherlands)

- Current infrastructure includes 40 sales representatives

- Expect to expand post-acquisition of Gentium

Jazz Direct Market Partner Market

Indirect distribution presence extends our international reach to over 80 countries

Strong relationships with distributors

Agreements can easily accommodate additional products

Commercial Portfolio

HEMATOLOGY/

SLEEP PAIN PSYCHIATRY ONCOLOGY

DefitelioTM1

(defibrotide)

1 Product owned by Gentium. Jazz Pharmaceuticals expects to close the acquisition of Gentium in 1Q14.

Key Franchises

HEMATOLOGY/

SLEEP PAIN PSYCHIATRY ONCOLOGY

ADX-N05

1

JZP-386

(defibrotide)

Asparec™

Leukotac™

1 Product owned by Gentium. Jazz Pharmaceuticals expects to close the acquisition of Gentium in 1Q14.

Clinical Development Pipeline

NAME	INDICATION	PRECLINICAL	PHASE I	PHASE II	PHASE III
SLEEP					
ADX-N05	EDS—Narcolepsy				
ADX-N05	EDS—OSA	*Phase 3 Planned*			
JZP-386	Narcolepsy				
HEMATOLOGY/ONCOLOGY					
Erwinaze[1]	ALL—IV Admin				
Defibrotide[2]	Prevention of VOD				
Leukotac	Steroid Refractory aGvHD				
Erwinaze	ALL in AYA population				
Asparec	ALL				

[1] IV label amendment submitted to FDA in 4Q13; plan to resubmit as sBLA in 1Q14

[2] Product owned by Gentium. Jazz Pharmaceuticals expects to close the acquisition of Gentium in 1Q14.

EDS = Excessive Daytime Sleepiness, OSA = Obstructive Sleep Apnea, ALL = Acute Lymphoblastic Leukemia, IV = Intravenous, VOD = Veno-occlusive Disease, aGvHD = Acute Graft vs. Host Disease, AYA = Adolescents and Young Adults

26

2014 Goals

REVENUES Exceed $1 billion

Xyrem: volume growth rate in low double digits Defitelio1: EU launch for severe VOD

Versacloz: U.S. launch for treatment-resistant schizophrenia

CLINICAL DEVELOPMENT ADX-N05: Initiate start-up activities for Phase 3 studies (EDS in narcolepsy, EDS in OSA) JZP-386: FPI in Phase 1 EU trial, complete enrollment and initial data; file U.S. IND

Erwinaze: FPI for ALL AYA population Asparec: FPI Phase 2/3 trial in pediatric ALL

Defibrotide1: Finalize U.S. NDA filing strategy for severe VOD and  assess potential development of additional indications

CORPORATE DEVELOPMENT Gentium: Close acquisition and integrate

Continue activities, acquire additional marketed or close to market  product(s)

INTELLECTUAL PROPERTY Continue to invest to enhance and protect

ADJUSTED NET INCOME Continue to grow

1 Product owned by Gentium. Jazz Pharmaceuticals expects to close the acquisition of Gentium in 1Q14.

EU = European Union, FPI = First Patient In, VOD = Veno-occlusive Disease, ALL = Acute Lymphoblastic Leukemia, AYA = Adolescent and Young Adult, EDS = Excessive Daytime Sleepiness, OSA = Obstructive Sleep Apnea

Investment Considerations

UNIQUE PRODUCTS EXPANSION POTENTIAL ATTRACTIVE PIPELINE

STRONG FINANCIALS EFFICIENT STRUCTURE GOOD TRACK RECORD

Thank You

Please join us for a breakout session in the Olympic Room

Additional Information

Additional Information and Where to Find It

The statement in this presentation is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the outstanding shares of Gentium S.p.A. (including those shares represented by American Depositary Shares). Jazz Pharmaceuticals plc and its acquisition subsidiary have filed with the U.S. Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO, and Gentium has filed a Solicitation/Recommendation Statement on Schedule 14D-9, all with respect to the Offer (as defined in those documents). Holders of shares of Gentium are urged to carefully read the relevant tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and the other tender offer documents) and the Solicitation/Recommendation Statement because they contain important information that such holders should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and the other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of shares of Gentium at no expense to them. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or by (i) directing a request to Jazz Pharmaceuticals plc, c/o Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304, U.S.A., Attention: Investor Relations, (ii) calling +353 1 634 7892 (Ireland) or +1 650 496 2800 (U.S.) or (iii) sending an email to investorinfo@jazzpharma.com. Investors and security holders may also obtain free copies of the documents filed with the SEC on Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com under the heading “Investors” and then under the heading “SEC Filings.”

In addition to the Offer to Purchase, the related Letter of Transmittal and the other tender offer documents, as well as the Solicitation/Recommendation Statement, Jazz Pharmaceuticals and Gentium file annual, quarterly (except in the case of Gentium) and special reports and other information with the SEC. You may read and copy any reports or other information filed by Jazz Pharmaceuticals or Gentium at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Jazz Pharmaceuticals’ and Gentium’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Non-GAAP Financial Measures

To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company uses certain non-GAAP (also referred to as“adjusted“or“non-GAAP adjusted”) financial measures in this presentation and the accompanying tables. The company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company. They are not meant to be considered in isolation or as a substitute for comparable GAAP reported measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP financial measures. In addition, Jazz Pharmaceuticals believes that the use of these non-GAAP financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this presentation and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

As used in this presentation, (i) the historical adjusted net income measures exclude from GAAP income from continuing operations, as applicable, amortization of intangible assets, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges, loss on extinguishment of debt, other non-cash expense and valuation allowance release, and adjust the income tax provision to the estimated amount of taxes payable in cash; and (ii) the adjusted net income guidance measures exclude from estimated GAAP net income amortization of intangible assets and depreciation expense, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction, integration and restructuring costs, change in fair value of contingent consideration, upfront license fees, loss on extinguishment and modification of debt and other non-cash expense, and adjust the income tax provision to the estimated amount of taxes that are payable in cash. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the accompanying tables that follow.

Reconciliation of GAAP Reported Income from Continuing Operations to Non-GAAP Adjusted Net Income in 2010-2012

(In millions, except per share amounts) 2010 2011 2012 (Unaudited) GAAP reported income from continuing operations $33 $125 $261 Intangible asset amortization 8 7 65 Share-based compensation expense 8 21 23 Acquisition accounting inventory fair value step-up — 17 Transaction and integration costs—11 19 Restructuring charges — 3 Loss on extinguishment of debt 12 1 -Other non-cash expense (income)—(1) 3 Valuation allowance release — (104) Income tax adjustments — 4 Non-GAAP adjusted net income $61 $165 $290

GAAP reported income from continuing operations per diluted share $0.83 $2.67 $4.34 Non-GAAP adjusted net income per diluted share $1.55 $3.52 $4.82 Shares used in computing GAAP reported income from continuing operations and non-GAAP adjusted net income per diluted share 39 47 60 amounts

Note: Amounts may not total due to rounding.

Reconciliation of GAAP to Non-GAAP Adjusted 2013 Financial Guidance

(In millions, except per share amounts) 2013G1 (Unaudited) GAAP net income $223—$233 Intangible asset amortization and depreciation 81 Share-based compensation expense 45 Acquisition accounting inventory fair value step-up 4 Transaction, integration and restructuring costs 3 Change in fair value of contingent consideration 15 Upfront license fees 5 Loss on extinguishment and modification of debt 4 Other non-cash expense 5 Income tax adjustments (2) – 2 Non-GAAP adjusted net income $387—$393 GAAP net income per diluted share $3.63—$3.79 Non-GAAP adjusted net income per diluted share $6.30—$6.40 Shares used in computing GAAP net income and non-GAAP adjusted net income 61 per diluted share amounts

1 G=Guidance. Guidance provided by Jazz Pharmaceuticals plc on and as of November 5, 2013. Jazz Pharmaceuticals plc is not confirming or updating that guidance, and actual results may differ.

Xyrem Patents

Patent Type Number Issue Date Expiration Date

Distribution system* 8,589,182 11/19/2013 12/17/2022 Process 8,461,203 6/11/2013 12/22/2019 Distribution system* 8,457,988 6/4/2013 6/16/2024 Method of use* 8,324,275 12/4/2012 12/22/2019 Composition and method of use* 8,263,650 9/11/2012 12/22/2019 Distribution system* 7,895,059 2/23/2011 12/17/2022 Method of use* 7,851,506 12/14/2010 12/22/2019 Distribution system 7,797,171 9/14/2010 6/16/2024 Distribution system* 7,765,106 7/27/2010 6/16/2024 Distribution system* 7,765,107 7/27/2010 6/16/2024 Distribution system* 7,668,730 2/23/2010 6/16/2024 Formulation* 7,262,219 8/28/2007 7/4/2020 Formulation* 6,780,889 8/24/2004 7/4/2020 Process 6,472,431 10/29/2002 12/22/2019

* Listed in FDA Orange Book

Xyrem (sodium oxybate) Boxed Warning

WARNING: CENTRAL NERVOUS SYSTEM DEPRESSION and MISUSE AND ABUSE

Xyrem (sodium oxybate) is a CNS depressant. In clinical trials at recommended doses obtundation and clinically significant respiratory depression occurred in Xyrem-treated patients. Almost all of the patients who received Xyrem during clinical trials in narcolepsy were receiving central nervous system stimulants [see Warnings and Precautions (5.1)].

Xyrem® (sodium oxybate) is the sodium salt of gamma hydroxybutyrate (GHB). Abuse of GHB, either alone or in combination with other CNS depressants, is associated with CNS adverse reactions, including seizure, respiratory depression, decreases in the level of consciousness, coma, and death [see Warnings and Precautions (5.2)].

Because of the risks of CNS depression, abuse, and misuse, Xyrem is available only through a restricted distribution program called the Xyrem Success Program®, using a centralized pharmacy. Prescribers and patients must enroll in the program. For further information go to www.XYREM.com or call 1-866-XYREM88® (1-866-997-3688). [see Warnings and Precautions (5.3)].

Xyrem (sodium oxybate) PI

Prialt (ziconotide intrathecal infusion) Boxed Warning

WARNING:

Severe psychiatric symptoms and neurological impairment may occur during  treatment with PRIALT. Patients with a pre-existing history of psychosis should not be treated with PRIALT. All patients should be monitored  frequently for evidence of cognitive impairment, hallucinations, or changes in mood or consciousness. PRIALT therapy can be interrupted or discontinued abruptly without evidence of withdrawal effects in the event of serious neurological or psychiatric signs or symptoms.

Prialt (ziconotide intrathecal infusion) PI